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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GRANT PARK FUTURES FUND
LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Illinois	36-3596839
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Dearborn Capital Management, L.L.C.
550 West Jackson Boulevard, Suite 1300
Chicago, Illinois 60661
(Address of principal executive offices) (Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☒

Securities Act Registration Statement file number to which this form relates:
 333-104317

Securities to be registered pursuant to Section 12(b) of the Act:
 None

Securities to be registered pursuant to Section 12(g) of the Act:
Class A Limited Partnership Units
Class B Limited Partnership Units

Item 1.    Description of Registrant's Securities to be Registered.

        The securities to be registered hereby are (1) the Class A Limited Partnership Units (the "Class A Units") of Grant Park Futures Fund Limited Partnership ("Grant Park") and (2) the Class B Limited Partnership Units (the "Class B Units") of Grant Park. The description of the Class A Units and the Class B Units contained in the Registration Statement on Form S-1 (Registration No. 333-104317) of the Company, filed with the Securities and Exchange Commission on April 4, 2003, as amended from time to time (the "Registration Statement"), is hereby incorporated herein by reference. Any form of prospectus or prospectus supplement or any amendment to the Registration Statement that includes such description(s) and that are subsequently filed by Grant Park are hereby incorporated herein by reference.

Item 2.    Exhibits.

Exhibit Number	Description of Document
3.1*	Third Amended and Restated Limited Partnership Agreement of the registrant (attached to the prospectus as Appendix A).
3.2*	Certificate of Limited Partnership of the registrant.
10.5*	Subscription Agreement and Power of Attorney (attached to the prospectus as Appendix B).
10.6*	Request for Redemption Form (attached to the prospectus as Appendix D).

*
Incorporated by reference to the corresponding exhibit filed with the Registration Statement.

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
	By:	DEARBORN CAPITAL MANAGEMENT, L.L.C., its general partner
Date: June 20, 2003	By:	/s/ DAVID M. KAVANAGH David M. Kavanagh President

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE